                           SCHEDULE 14A INFORMATION
===============================================================================

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            BCT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            BCT INTERNATIONAL, INC.
                             3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957



Dear Stockholder:

     The 2000 Annual Meeting of Stockholders of BCT International, Inc. will be held at the Corporate Office, 3000 N.E. 30th Place, 5th Floor, Fort Lauderdale, Florida on Thursday, November 2, 2000, at 9:00 a.m. You are invited to attend the meeting to consider personally the business described in the accompanying notice of annual meeting and proxy statement.

     At the meeting there will be a current report on the activities of the Company. Stockholders will have an opportunity at that time to comment on or to inquire about the affairs of the Company that may be of interest to stockholders generally.

     It is important to ensure that your shares be represented at the meeting whether or not you plan personally to attend. We urge you to promptly complete, sign, date, and return the enclosed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the Proxy is voted.

Sincerely,

/s/ William A. Wilkerson
WILLIAM A. WILKERSON
Chairman of the Board


September 29, 2000

                            BCT INTERNATIONAL, INC.
                             3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957



                             NOTICE OF 2000 ANNUAL
                            MEETING OF STOCKHOLDERS
                            -----------------------

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of BCT International, Inc., (the "Company") will be held at the Corporate Office, 3000 N.E. 30th Place, 5th Floor, Fort Lauderdale, Florida on Thursday, November 2, 2000, at 9:00 a.m. (local time) for the following purposes:

          A.   To elect directors.

          B.   To consider and vote on:
               (1) A proposal to approve the selection by the Board of Directors of the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending February 28, 2001.

          C. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on September 22, 2000 are entitled to notice of and to vote at the annual meeting.

     The Company's Proxy Statement is submitted herewith. The Company's Annual Report for the fiscal year ended February 29, 2000 is enclosed.

                                  By Order of the Board of Directors

                                  /s/ Michael R. Hull

                                      MICHAEL R. HULL
                                      Secretary

     A proxy is enclosed with this Notice and Proxy Statement. Please COMPLETE, SIGN, DATE and promptly return your proxy in the enclosed envelope. This will assure a quorum and save further solicitation costs. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the proxy is voted.

                            BCT INTERNATIONAL, INC.
                             3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957
                            Telephone (954)563-1224

                                  2000 ANNUAL
                            MEETING OF STOCKHOLDERS


                                ---------------
                                PROXY STATEMENT
                                ---------------

                              September 29, 2000


                              GENERAL INFORMATION


Introduction

     The enclosed proxy, which is to be used only at the Annual Meeting of Stockholders of BCT International, Inc., (the "Company") to be held on November 2, 2000 and any and all adjournments thereof (the "Annual Meeting"), is solicited on behalf of the Board of Directors of the Company at the Company's expense. The purposes of the Annual Meeting are set forth in the accompanying Notice of 2000 Annual Meeting of Stockholders.

     The solicitation is being made by mail, but officers of the Company may solicit proxies personally, by telephone, fax or by e mail. The Company does not presently intend to pay compensation to anyone for the solicitation of proxies, except that it will reimburse brokers, custodians and other nominees and fiduciaries for the cost of transmitting the proxy material to stockholders.

     Any stockholder executing a proxy retains the right to revoke it by written notice to the Secretary of the Company at any time before it is voted.

     Only holders of record of issued and outstanding Common Stock, $.04 par value per share ("Common Stock"), of the Company at the close of business on September 22, 2000 are entitled to vote at the Annual Meeting. Each share is entitled to one vote. As of that date, the Company had outstanding 5,822,208 shares of Common Stock. The presence, in person or by proxy, of a majority of the issued and outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting.

     Shares represented by proxy in the form enclosed, duly executed and returned to the Company prior to or at the Annual Meeting and not revoked, will be voied. Where a specification is made by means of the ballot provided in the proxy, such proxy will be voted in accordance with such specification. Where no such specification is made, such proxy will be voted for the election of Directors in accordance with management's nominations and in favor of the proposal described herein and listed as Proposal 1 in the accompanying Notice of 2000 Annual Meeting of Stockholders

     As of this date, the Board of Directors is not aware that any matter is to be presented for action at the Annual Meeting other than those referred to in the Notice of 2000 Annual Meeting of Stockholders, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the Annual Meeting.

     This proxy material, including the Notice of 2000 Annual Meeting of Stockholders, Proxy Statement, Proxy and Annual Report for the fiscal year ended February 29, 2000, was first mailed to stockholders on or about October 6, 2000.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of September 22, 2000 information with respect to the only persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding stock (excluding treasury stock), as well as the beneficial ownership of all directors and officers of the Company individually and all directors and officers as a group. Based on the information available to the Company, except as set forth in the accompanying footnotes, each person has sole investment and voting power with respect to the shares of Common Stock indicated. At September 22, 2000, 5,822,208 shares of common stock were outstanding.


                                 Number of Shares         Percent of
                                   Beneficially           Outstanding
Name                                 Owned (1)            Common Stock
----                                 ---------            ------------
Certain Beneficial Owners:
Steven N. Bronson                     545,082                 9.36%

     16 E. 52 Street
     Suite 501
     New York, NY 10022


Officers and Directors:

William A. Wilkerson             1,328,057 (2)               21.56%
Bill LeVine                        702,532 (3)               11.91%
Peter T. Gaughn                    223,500 (4)                3.71%
Henry A. Johnson                   159,347 (5)                2.72%
Jeff Hewson                         55,541 (6)                 .95%
Thomas J. Cassady                   43,750 (7)                 .75%
Michael R. Hull                     18,500 (8)                 .32%
All Officers, Directors,
and Nominees                               (9)               38.70%
as a group (7 persons)
----------------------

(1) This column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission ("SEC").

(2)  Includes 336,250 shares covered by currently exercisable stock options.

(3)  Includes 78,750 shares covered by currently exercisable stock options.

(4)  Includes 207,500 shares covered by currently exercisable stock options.

(5)  Includes 36,250 shares covered by currently exercisable stock options.

(6)  Includes 15,000 shares covered by currently exercisable stock options.

(7)  Includes 27,500 shares covered by currently exercisable stock options.

(8)  Includes 18,000 shares covered by currently exercisable stock options.

(9)  Includes 719,250 shares covered by currently exercisable stock options.

Availability of Form 10-K Report

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2000 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE, UPON WRITTEN REQUEST, TO ANY PERSON WHO ON SEPTEMBER 22, 2000 EITHER HELD COMMON STOCK OF THE COMPANY IN HIS OR HER NAME OR WAS THE BENEFICIAL OWNER OF SUCH STOCK HELD IN THE NAME OF ANOTHER PERSON. STOCKHOLDERS SHOULD SEND THEIR REQUESTS TO: BCT INTERNATIONAL, INC., 3000 N.E. 30th PLACE, 5TH FLOOR, FORT LAUDERDALE, FLORIDA 33306-1957, ATTENTION, CORPORATE SECRETARY OWNERS OF STOCK HELD IN THE NAME OF ANOTHER PERSON MUST INCLUDE IN THEIR REQUESTS A REPRESENTATION THAT THEY WERE THE BENEFICIAL OWNERS OF COMMON STOCK OF THE COMPANY AS OF SEPTEMBER 22, 2000. THE COMPANY WILL FURNISH ANY EXHIBITS TO FORM 10-K TO EACH STOCKHOLDER REQUESTING THEM UPON PAYMENT OF A FEE OF $.30 PER PAGE TO COVER THEIR COST.

Submission of Stockholder Proposals

     Any stockholder proposals for the 2001 Annual Meeting of Stockholders must be received by the Company no later than April 1, 2001, to be eligible for inclusion in the Company's proxy statement and accompanying proxy for such meeting.

                     ELECTION OF DIRECTORS OF THE COMPANY

     As provided for in Article Eight of its Certificate of Incorporation, the Company has a classified Board of Directors consisting of classes I, II and III, with one class to be elected at each Annual Meeting of Stockholders. The current Directors of the Company by class are as follows:

         Class I                  Class II                Class III
     (expires 2000)            (expires 2002)           (expires 2001)
      ------------              ------------             ------------
  William A. Wilkerson        Thomas J. Cassady        Henry A. Johnson
  Bill LeVine                 Jeff Hewson              Peter T. Gaughn

Nominees for Election as Director of the Company

     Messrs. William A. Wilkerson, and Bill LeVine have been nominated by the Board of Directors for election as Class I Directors. If any nominee for director is unable or declines to serve for any reason not now foreseen, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The nominees have consented to serving as directors.

     The following information is set forth below for the nominees: principal occupation during the past five or more years, the period of service as a director of the Company or its predecessor, other directorships and business affiliations (including public Company directorships), and age:

Name                     Age           Position             Director Since
----                     ---           --------             --------------

William A. Wilkerson     58          Chairman of the        January 1978
                                     Board

Bill Levine              80          Director               May 1992

     William Wilkerson has been Chairman of the Board and a Director of the Company since January 1986. In May 1988, he accepted the additional responsibility of Chief Executive Officer, a position he held until October 1997. He was President and Chief Executive Officer of Business Cards Tomorrow, Inc. (a Florida Corporation) from January 1978 to January 1982 and Chairman from January 1982 to January 1986.

     Bill LeVine became a Director of the Company in May 1992. Mr. LeVine is the pioneer of the quick printing industry. He found Postal Instant Press (PIP Printing) in 1967 and served as its Chairman, Chief Executive Officer and President until January 1988. Since that time, he has focused on private investments. Since 1992, Mr. LeVine has been a Director of Mellon First Business Bank in Los Angeles, California, since 1982. Rentrak Company, formerly National Video, Portland, Oregon, since 1987, and California Closets, Inc., San Francisco, California, since 1994.

     The following information is set forth for directors of the Company who are notstanding for election in 2000: principal occupations during the past five or more years, the period of service as a director of the Company or its predecessor, other directorships and business affiliations (including public Company directorships), and age:

Name                Age            Position            Director Since
----                ---            --------            --------------

Henry A. Johnson    65             Director            February 1975

Peter R. Gaughn     44             Director            April 1998

Thomas J. Cassady   78             Director            April 1998

Jeff Hewson         57             Nominee             October 1999

     Henry A. Johnson, founder of BCT, has been a Director of the Company since January 1986. From January 1986 until October 1988, he was Senior Vice President/Operations of the Company. In October 1988, he resigned his position with the Company and became Senior Vice President/Operations of the Company's Business Cards Tomorrow, Inc., subsidiary ("BCT"). In February 1989, he accepted the additional responsibilities of Executive Vice President of BCT. Previously, he was Senior Vice President/Operations for Business Cards Tomorrow, Inc. (a Florida Corporation), from January 1978. In March 1990, he retired from his position with BCT. Presently, Mr. Johnson is the owner of Colourful Copies in Las Vegas, Nevada and Johnson Enterprises of West Palm Beach, Inc.

     Peter T. Gaughn became President and CEO of the Company in May, 1999. He previously served as President and Chief Executive Officer and Director of PIP Printing, a position he held from February 1995 to April 1999. Previously, Mr. Gaughn was President and Chief Operating Officer of the Company from August 1989 to January 1995.

     Thomas J. Cassady became a Director of the Company in April 1988 and has been a Director of Photo Control Company, Minneapolis, Minnesota, since February 1978. Mr. Cassady is a veteran of more than 30 years in the financial and securities field, having served as President and Chief Administrative Officer of Merrill, Lynch, Pierce, Fenner & Smith, Inc., until his retirement in 1978.

     Jeff Hewson was a non-executive director of United Stationers until November 1997. Mr. Hewson developed the BCT Franchise System in Canada from a one piant operation to nine franchises from 1984 until 1986. Mr. Hewson has served as President of Rexel/Acco European operations from 1979 until 1984 as well as President of the USA and Canada operations from 1987 until 1989. In addition, Mr. Hewson served as President of United Stationers, the world's largest wholesaler of office and computer supplies from 1991 until 1997.

Executive Officers of the Company

     The following table sets forth the age, position and term of office (with the Company or its prodecessor) of each executive officer of the Company:

                                                           Executive
Executive Officer        Age     Position                  OfficerSince
-----------------        ---     --------                  ------------

William A. Wilkerson      68     Chairman of the Board     January 1978

Peter T. Gaughn           44     Chief Executive Officer,  May 1999
                                 President and Director

Michael R. Hull           47     Chief Financial Officer,  June 1996
                                 Treasurer and Secretary

     See information concerning Messrs. Wilkerson and Gaughn under "Election of Directors of the Company", above.

     Michael R. Hull joined the Company in May 1996 and became Vice President/ Chief Financial Officer, Treasurer and Secretary effective May 31, 1996. Mr. Hull is a certified public accountant and a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants and has worked in public accounting since 1985. Prior to joining BCT, Mr. Hull served as an audit senior manager with the public accounting firm of PriceWaterhouse LLP for three years.

Committees of the Board of Directors of the Company

     The Company's Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Option Committee.

     The Audit Committee's functions are set forth in the Audit Committee Charter attached as Appendix A to this Proxy Statement, which the Board of Directors adopted on June 28, 2000, in accordance with the rules of the National Association of Securities Dealers ("NASD"). Those functions include evaluating, and recommending to the Board of Directors the engagement of, the Company's independent certified public accountants, reviewing the results of their audit findings, and monitoring on a periodic basis the internal controls of the Company.

     Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the Company's audited financial statements for its year ended February 29, 2000, with the management of the Company and Company's independent auditors. PricewaterhouseCoopers LLP ("PWC"). The Audit Committee has discussed with management and PWC any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No. 61. The Audit Committee has reviewed and confirmed the independence of PWC as outside auditors by requiring that PWC submit to the Audit Committee a formal written statement delineating all relationships between PWC and the Company, and has engaged in a dialogue with PWC with respect to any disclosed relationships or services that may impact PWC's objectivity and independence. Based in part on the foregoing, the Audit Committee recommended to the Board that the financial statements as of and for the years ended February 29, 2000, audited by PWC be included in the Company's Annual Report on SEC Form 10-K.

     The Audit Committee consists of Messrs. LeVine (Chairman), Cassady and Johnson. These members are independent as defined in applicable NASD rules.

     The Compensation Committee consists of Messrs. LeVine (Chairman), Wilkerson and Johnson. This committee has the responsibility to review and make recommendations to the Board of Directors regarding executive compensation, except stock option matters.

     The Stock Option Committee consists of Messrs. LeVine (Chairman) and Johnson. This committee has the responsibility to review and make recommendations to the Board of Directors regarding stock options.

     The Company has no Nominating Committee.

Meetings of the Board of Directors of the Company

     During the Company's fiscal year ended February 29, 2000, six meetings of the Board of Directors and two meetings of each Committee of the Board were held.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, a majority of which is currently comprised of non-employee directors, has overall responsibility to review and recommend broad-based compensation plans for executive officers of the Company and its BCT subsidiary to the Board of Directors. Set forth below is the report submitted by Mr LeVine in his capacity as the Chairman of the Board's Compensation Committee addressing the Company's compensation policies for fiscal 2000 as they affected Mr. William A. Wilkerson, Chairman of the Board and Mr. James H. Kaufenberg, President and Chief Executive Officer until his resignation in April 1999 and Mr. Peter T. Gaughn, President and CEO since May 1999.

Compensation Policies For Executive Officers

     The executive compensation program is based on a philosophy which aligns compensation with business strategy, Company values and management initiatives. The principles underlying this compensation philosophy are: the linkage of executive compensation to the enhancement of shareholder value; maintenance of a compensation program that will attract, motivate and retain key executives critical to the long-term success of the Company; creation of a performance oriented environment by rewarding performance leading to the attainment of the Company's goals; evaluation of competitiveness of salary and equity incentive opportunities; and determination of the adequacy and propriety of the annual bonus plan, including structure and performance measures.

Relationship of Performance to Compensation

     Compensation paid Mr. Wilkerson in fiscal 2000, consisted of basic salary, a cash bonus of $40,000, and an award of options to purchase 2,500 shares of the Company's common stock, at $3.06 per share (the market price on the date of grant).

     The Company's executive compensation policies are oriented primarily toward utilization of objective performance criteria. Subjective performance criteria are utilized to only a limited degree.

     Objective criteria include actual versus target annual operating budget performance and actual versus target annual income growth. Target annual income growth and target annual operating budgets utilized for purposes of evaluating compensation are based on business plans which have been approved by the Board of Directors. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken. Performance under the subjective criteria was determined at the end of fiscal 2000 after informal discussions with other members of the Board.

Mr. Wilkerson's Fiscal 2000 Compensation

     During fiscal 1993, the Compensation Committee approved a seven year employment contract for Mr. Wilkerson for fiscal years beginning in fiscal 1994. All of Mr. Wilkerson's fiscal 1998 compensation was paid pursuant to this contract. In June 1997, Mr. Wilkerson's contract was extended for an additional three year term. The agreement calls for minimum annual remaining salary amounts of $300,000 during the employment term.

     In the event that Mr. Wilkerson is substantially incapacitated during the term of his employment for a period of 90 days in the aggregate during any twelve month period, the Company has the right to terminate his employment. Under such termination, Mr. Wilkerson will receive one-half of his salary in effect on the date of termination for the remaining term of the agreement. Additionally, in the event of Mr. Wilkerson's death during his employment, his designated beneficiary or his estate shall be paid one-half of his salary in effect on the date of his death for the remaining term of the agreement.

     Mr. Wilkerson's fiscal 2000 salary was kept at $300,000, which is the minimum level prescribed for those years in his employment contract. In May 2000, the Compensation Committee increased Mr. Wilkerson's fiscal 2001 minimum annual salary to $316.000.

     In fiscal 2000, Mr. Wilkerson also received a cash bonus of $10,000 based on the achievement of certain levels of profitability by the Company.

Mr. Gaughn's Fiscal 2000 Compensation

     In May 1999, the Committee approved an employment agreement with Peter T. Gaughn, the President and Chief Executive Officer of the Company. The initial term of the employment agreement is three years, but shall be automatically extended for successive one-year terms of $260,000, $262,000 and $276,000. In addition, the agreement provides for incentive compensation based upon pretax income of the Company, which shall not exceed $125,000 in fiscal 2000 and shall not exceed the base salary thereafter. Additionally the agreement granted options to purchase 400,000 shares of Common Stock of the Company at $2.25, of 100,000 vested immediately and the remainder will vest 15% annually over the next five years. Further, the agreement provides for the granting each year of options to purchase shares of the Company's Common Stock equal to the amount of the incentive compensation for that year divided by the market price of the Company's stock on the day preceding the payment of the incentive compensation. These options shall vest 25% immediately and 15% each year for the five years thereafter.

Mr. Kaufenberg's Fiscal 2000 Compensation

     During fiscal 1997, the Committee approved the terms of Mr. Kaufenberg's employment. Under the terms of his employment, if Mr. Kaufenberg left the employment of the Company for any reason, he was entitled to receive six months of severance pay. Mr. Kaufenberg resigned in April 1999. Consequently, his severance package was paid and recorded in fiscal 2000. His bonus of $85,000, based on fiscal 1999 performance, was recorded in fiscal 1999.

           SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S
                              BOARD OF DIRECTORS:

     BILL LEVINE           HENRY A. JOHNSON           WILLIAM A. WILKERSON

Executive Compensation and Transactions

     (a) Compensation Tables

     The following tables set forth the compensation received for services in all capacities to the Company during its fiscal years ended February 29, 2000, February 28, 1999 and 1998, by the executive officers of the Company as to whom the total salary and bonus in the most recent year exceeded $100,000.

                            BCT International, Inc.
                          Summary Compensation Table
                       Fiscal Years 2000, 1999 and 1998
                                 000's omitted
                                 -------------

                                                                                                                      Long-Term
                                             Annual Compensation                                                Compensation Awards
------------------------------------------------------------------------------------------------------------------------------------
                                          Fiscal                                            Form of Payment
                                                                                            ---------------
Name              Position                 Year           Salary              Bonus          Cash   Shares                 Options
----              --------                 ----           ------              -----          ----   ------                 -------
W.A. Wilkerson    Chairman of              2000           $312(1)             $40            $352     ---                    ---
                  the Board                1999           $312(1)             $75            $387     ---                    2(2)
                                           1998           $294(1)             $50            $344     ---                   70(3)

P.T. Gaughn       Chief Executive          2000           $218(1)             $41            $259     ---                  400(4)
                  Officer and
                  President

J.H. Kaufenberg   Chief Executive          2000           $113                $---           $113     ---                    ---
                  Officer and              1999           $150(6)             $85            $235     ---                    2(2)
                  President(5)             1998           $150(6)             $150           $300     ---                    ---

M.R. Hull         Chief Financial          2000           $96                 $32            $128     ---                    ---
                  Officer, Secretary       1999           $92                 $36            $128     ---                    ---
                  and Treasurer            1998           $88                 $31            $119     ---                    ---

(1)  Salary for fiscal 2000, 1999 and 1998 includes a $12 car allowance.
(2)  Options granted in fiscal 1999, all of which immediately vested.
(3)  Options granted in fiscal 1998, all of which immediately vested.
(4) Options granted in fiscal 2000, 25% of which immediately vested and the remainder vesting over five years.
(5) Mr. Kaufenberg resigned as an officer and director of the Company in April 1999. His fiscal 2000 salary includes $24,000 of regular salary, $17,000 of accrued vacation, $2,000 of car allowance and $70,000 of severance payments.
(6)  Salary includes a $10 car allowance.

                                BCT International, Inc.
                       Aggregated Option Exercises and Year-End
                             Option Values for Fiscal 2000
                                     000's omitted
                                     -------------

                                                                                          Number of           Value of
                                                                                         Unexercised        In-The-Money
                                                                                         Options at          Options at
                                                        Shares                           2/29/00 (#)        2/29/00 ($)
                                                      Acquired on        Value          Exercisable/        Exercisable/
Name                  Position                        Exercise #      Realized ($)      Unexercisable      Unexercisable
----                  --------                        -----------     ------------      -------------      -------------
W.A. Wilkerson       Chairman of
                     the Board                            ---            $ ---             331/0               $45/$0

P.T. Gaughn          Chief Executive
                     Officer and President                15             $  16             137/300             $11/$0

M.R. Hull            Chief Financial Officer,             ---            $ ---              15/0               $ 2/$0
                     Secretary and Treasurer

                            BCT International, Inc.
                       Executive Management Compensation
                         Option Grants in Fiscal 2000
                                 000's omitted
                                 -------------

                                                                                                                Potential
                                                           % of                                              Realizable Value
                                                          Total                                                at Assumed
                                                         Options                                             Annual Rates of
                                                         Granted                                               Stock Price
                                          Options           to               Exercise       Expiration         Appreciation
Name              Position                Granted       Employees             Price            Date           for Option Term
----              --------                -------       ---------             -----            ----           ---------------
                                                                                                                 5%($)   10%($)
P.T. Gaughn       President and Chief
                  Executive Officer          400            80%                $2.25          05/08/09            $564 / $1,436

     (b) Other Compensation Arrangements

     Outside directors of the Company receive director's fees of $750 per month plus $750 for each Board of Directors meeting attended and $500 for each telephonic meeting and committee meeting attended.

     (c) Performance Graph

     The following graph compares the yearly percentage change during the Company's past five fiscal years in the cumulative total shareholder return on the COmpany's Common Stock with the cumulative total shareholder return during the same period for (i) the NASDAQ Stock Market (U.S. Companies) and (ii) a peer group index of NASDAQ stocks of companies in the Company's industry (the printing and graphics arts industry). The graph was prepared by the University of Chicago Graduate School of Business Center for Research in Security Prices. The cumulative total return in each case was calculated by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. Raw data forming the basis for the graph, together with a list of the companies comprising the peer group index, is also included.

               Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                            BCT INTERNATIONAL, INC.

Prepared by the Center for Research in Security Prices
Produced on 07/17/2000 including data to 02/29/2000


                        [PERFORMANCE GRAPH APPEARS HERE]

                                    Legend

Symbol    CRSP Total Returns Index for:                 02/1995  02/1996  02/1997  02/1998  02/1999 02/2000
------    -----------------------------                 -------  -------  -------  -------  ------- -------
 [ ]      BCT International, Inc.                       $100.00  $ 76.7   $ 55.8   $ 48.8   $ 48.8  $ 37.2
  *       Nasdaq Stock Market (US Companies)            $100.00  $139.4   $166.8   $227.8   $296.0  $604.7
 /\       NASDAQ Stocks (SIC 2750-2759 US Companies)    $100.00  $264.2   $184.8   $210.0   $107.8  $228.5
          Commercial Printing

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that, include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 02/28/1995.


     (d) Compliance with Section 16(a) of the Exchange Act

     The Company has reviewed the Forms 3 and 4 and amendments thereto furnished to it pursuant to SEC Rule 16a 3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year. Based solely on such review and the representations of each director and executive officer, the Company is not aware of any instance involving a late filing of a required form by a person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than 10% of the Company's Common Stock and failed to file on a timely basis, as disclosed in the above described Forms, reports required by the Securities Exchange Act of 1934 during the most recent fiscal year.

     (e) Certain Relationships and Related Transactions

     In February 1996, a company of which Mr. Wilkerson, the Chairman of the Board is a 50% shareholder, purchased the Honolulu, Hawaii franchise (the "Hawaii Franchise") for a total purchase price of $400,000 plus accounts receivable and inventory. The purchase price was payable pursuant to a $325,000 promissory note, representing an assumption of the prior franchisee's debt to the Company and a $108,000 promissory note representing the value of the inventory and accounts receivable acquired. The $325,000 note bears interest at 8% per year and requires equal monthly payments of principal and interest for 10 years based on a 15-year amortization, with a balloon payment due at the end of 10 years. The $108,000 note bears interest 8% per year and is payable in five years pursuant to equal monthly payments of principal and interest. During fiscal 1997, the Company advanced an additional $65,000 to the Hawaii Franchise in exchange for three promissory notes due February 28, 1997 bearing interest of 8% (the $65,000 notes"). The Hawaii Franchise notes are secured by pledges of substantially all of the assets of the Hawaii Franchise, as well as the personal guarantees of the shareholders.

     The Hawaii Franchise is 49 months behind on payments under the $325,000 note and 49 months behind on payments under the $108,000 note. No payments have been made on the $65,000 notes. Further, the Hawaii Franchise's debt to the Company for paper purchases, royalties and other advances totalling $561,000 is more than 90 days past due as of September 30, 2000. In fiscal 1999, the Company advanced $167,000 to the owners of the Hawaii Franchise as repayment of monies contributed by the owners. Reserves have been recorded on the accounts and notes receivable relating to the Hawaii Franchise.

     The Company has thus far elected not to exercise its contractual rights to declare a default, accelerate the Hawaii Franchise's indebtness and foreclose its security interest in the Hawaii Franchise's assets. This election has been made in accordance with the Company's policy of working closely with troubled franchisees in an attempt to restore their financial and operating health and of taking legal action to collect debts and rebossess assets only when the troubled franchise appears unable to be successfully turned around. In the case of the Hawaii Franchise, which was in very poor financial and operating condition when acquired by Mr. Wilkerson's company, the Company believes that the operating performance of the Hawaii Franchise has improved and that, by continuing its current posture, the Company will maximize the probability of making the Hawaii Franchise a successful franchise contributing to the Company's long-term profitability. In May 2000, in order to further secure his obligations to the Company in connection with the Hawaii Franchise. Mr. Wilkerson pledged 100,000 shares of the Company's Common Stock as collateral for those obligations.

     On April 19, 1999, James H. Kaufenberg resigned from his positions as President, Chief Executive Officer and Director of the Company. In connection with his resignation, the Company and Mr. Kaufenberg entered into an agreement providing for (i) payment to Mr. Kaufenberg of $70,000 pursuant to six months of salary payments at an annual rate of $140,000 from May to October 1999, (ii) payment to Mr. Kaufenberg of an $85,000 bonus for fiscal 1999, (iii) exercise by Mr. Kaufenberg of options to purchase 23,700 shares of Common Stock at an exercise price of $1,875 per share, (iv) payment by the Company to Mr. Kaufenberg of $34,475 in cancellation of Mr. Kaufenberg's remaining options to purchase 78,800 shares of Common Stock at an exercise price of $1.875 per share ($.4375 per option share), (v) payment to Mr. Kaufenberg of $17,500 in accrued vacation and (vi) customary releases, indemnification and other legal provisions.

     Effective May 8, 1999, the Company entered into a three-year employment agreement with Peter T. Gaughn, its new President and Chief Executive Officer. The agreement provides for a base salary of $250,000 during the first year with minimum 5% salary increases thereafter. In addition, the agreement provides for incentive compensation based upon the Company's pre-tax income which compensation shall not exceed $125,000 in fiscal 2000 and shall not exceed the base salary thereafter. Additionally, the agreement provides for the grant of options to purchase 400,000 shares of Common Stock at $2.25, of which 100,000 shares vested immediately and the remainder shall vest in annual increments of 60,000 shares over the next five years. In addition, the agreement provides for the granting each year of options to purchase a number of shares of Common Stock equal to the amount of incentive compensation for that fiscal year divided by the market price of the Common Stock on the day preceding the payment of the incentive compensation. These options will vest 25% immediately and 15% each year for five years thereafter.

     (f)  Compensation Committee Interlocks and Insider Participation

     Messrs. LeVine and Johnson are currently members of the Board's Compensation Committee


Proposal 1

                   APPROVE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending February 28, 2001

This selection is submitted for approval by stockholders at the Annual Meeting.

     The affirmative vote of the holders of a majority of the shares voted is required for the approval of the foregoing proposal. The holders of the enclosed proxy will vote to ratify the action of the Board of Directors, unless otherwise directed.

     The Board of Directors recommends a vote FOR this Proposal 1.
                                                                      Appendix A
BCT INTERNATIONAL, INC. AUDIT COMMITTEE CHARTER

The audit committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process

In meeting its responsibilities, the audit committee shall:

     1. Provide an open avenue of communication between the outside auditors and the Board of Directors.

     2.   Review and update the committee's charter annually.

     3. Recommend to the board of directors the outside auditors to be nominated, approve the compensation of the outside auditors, and review and approve the discharge of the outside auditors.

     4. Confirm and assure the independence of the outside auditors, including a review of management consulting services and related fees provided by the outside auditors, and obtain a formal written statement from the outside auditors delineating all relationships between the outside auditors and the company, consistent with independence Standards Board Standard 1.

     5. Actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the outside auditors.

     6. Inquire of management and the outside auditors about significant risks of exposures and assess the steps management has taken to minimize such risk to the company.

     7. Consider, in consultation with the outside auditors, the audit scope and plan of the outside auditors.

     8. Consider with management and the outside auditors the rationale for employing audit firms other than the principal outside auditors.

     9. Review with the outside auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     10.  Consider and review with the outside auditors and management.

          (a) The adequacy of the company's internal controls including computerized information system controls and security.

          (b) Any related significant findings and recommendations of the outside auditors together with management's responses thereto.

     11. Review with management and the outside auditors at the completion of the annual examination:

          (a) The company's annual financial statements and related footnotes

          (b) The outside auditors' audit of the financial statements and their report thereon.

          (c) Any significant changes required in the outside auditors' audit plan

          (d) Any serious difficulties or disputes with management encountered during the course of the audit.

          (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     12.  Consider and review with management:

          (a) Significant findings during the year and management's responses thereto.

          (b) Any difficulties encountered in the course of the audit, including any restrictions on the scope of the outside auditors' work or access to required information.

          (c) Any changes required in the scope of the audit plan.

     13. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     14. Review with management and the outside auditors all interim financial reports before filing with the SEC or other regulators.

     15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditors.

     16. Review with the outside auditors the results of their review of the company's monitoring compliance with the company's code of conduct.

     17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

     18. Meet with the outside auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

     19. Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

     20. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

     21. Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     22. Meet at least four times per year or more frequently as circumstances require. The committee may ask members of management of others to attend meetings and provide pertinent information as necessary.

     23. Perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     The membership of the audit committee shall consist of at least three independent members of the board of directors, who shall serve at the pleasure of the Board of Directors. Audit committee members and the committee chairman shall be designated by the full Board of Directors.

     All audit committee members must be able to read and understand fundamental financial statements including the company's balance sheets, income statements and cash flow statements. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the Board of Directors.

                            BCT INTERNATIONAL, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
            2000 ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 2, 2000

        The undersigned hereby appoints William A. Wilkerson and Michael R. Hull proxies with power of substitution to vote at the Annual Meeting (including adjournments) of Stockholders of BCT INTERNATIONAL, INC., to be held November 2, 2000, with all powers the undersigned would possess if personally present as specified on the ballot hereon on the election of directors, on the proposals set forth, and in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. A majority (or, if only one, then that one) of the proxies or their substitutes acting at the meeting may exercise all powers hereby conferred.

                        (continued on the reverse side)


                             FOLD AND DETACH HERE

Dear BCT International, Inc. Stockholder:

The 2000 Annual Meeting of Stockholders of BCT International, Inc. will be held at 9:00 a.m. on Thursday, November 2, 2000, at the Corporate Office, 3000 N.E. 30th Place, 5th Floor, Fort Lauderdale, Florida 33306. You are invited to attend. It is important to ensure that your shares be represented at the meeting whether or not you plan personally to attend. We urge you to promptly complete, sign, date, and return the enclosed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the proxy is voted.




Sincerely,

William A. Wilkerson
Chairman of the Board
BCT International, Inc.

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  [X]
I. ELECTION OF CLASS III DIRECTORS
   Nominees:  William A. Wilkerson and Bill LeVine

    [ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY
        (except as withheld in         (to vote for all nominees
        the space to right)            listed)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

II. APPROVE SELECTION OF INDEPENDENT AUDITORS
    The Board of Directors recommends a vote FOR the proposal to select PricewaterhouseCoopers LLP as the independent auditors for the Corporation for the fiscal year ending February 28, 2001.


               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the Stockholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors and upon such other business as may properly come before the meeting.

Please date, sign as your name appears to left, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Date: _______________________________, 2000
PLEASE
SIGN
HERE:______________________________________
(Executors, administrators, trustees,
custodians, etc., should indicate capacity in which signing. When stock is held in the names of more than one person each person would sign the proxy.)



              (up arrow)     FOLD AND DETACH HERE     (up arrow)